CSFB

           CREDIT SUISSE FIRST BOSTON

CSFB 2004-AA1

DERIVED INFORMATION   10/06/04

$350,000,000

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

$600,000,050

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2004-AA1

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials is referred to as the “Information”.

The Information has been provided by Credit Suisse First Boston.  Neither the Issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein.  The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

The Information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates.

The Information addresses only certain aspects of the applicable certificate’s characteristics and thus does not provide a complete assessment.  As such, the Information may not reflect the impact of all structural characteristics of the certificate.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Although a registration statement (including the prospectus) relating to the certificates discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not been filed with the Securities and Exchange Commission.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the certificates discussed in this communication for definitive Information on any matter discussed in this communication.  Any investment decision should be based only on the data in the prospectus and the prospectus supplement (“Offering Documents”) and the then current version of the Information.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current.  A final prospectus and prospectus supplement may be obtained by contacting the Credit Suisse First Boston Trading Desk at (212) 538-8373.

Statistical Collateral Summary – Loan Group 1

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 10/01/04 cutoff date.  Approximately 7.4% of the Loan Group 1 mortgage loans do not provide for any payments of principal in the first two, three or five years following origination.  The final numbers will be found in the prospectus supplement.   Thirty day delinquencies and sixty day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.

Total Number of Loans	2,461
Total Outstanding Loan Balance	$374,931,698*	Min	Max
Average Loan Current Balance	$152,349	$34,282	$599,483
Weighted Average Original LTV	78.5%
Weighted Average Coupon	7.40%	4.76%	11.00%
Arm Weighted Average Coupon	7.42%
Fixed Weighted Average Coupon	7.30%
Weighted Average Margin	5.65%	5.00%	6.95%
Weighted Average FICO (Non-Zero)	610
Weighted Average Age (Months)	2
% First Liens	100.0%
% Second Liens	0.0%
% Arms	82.7%
% Fixed	17.3%
% of Loans with Mortgage Insurance	0.0%

* Total collateral will be approximately [$385,325,050]

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV	WA
Current Rate (%)	Loans	Balance	Balance	%	%	FICO
4.76 - 5.00	1	258,000	0.1	4.76	71.7	659
5.01 - 5.50	27	5,059,739	1.3	5.39	77.5	654
5.51 - 6.00	98	18,411,111	4.9	5.86	73.1	641
6.01 - 6.50	235	42,916,250	11.4	6.31	76.0	635
6.51 - 7.00	499	84,364,406	22.5	6.79	76.0	626
7.01 - 7.50	442	71,768,522	19.1	7.28	78.4	619
7.51 - 8.00	456	67,542,369	18.0	7.77	80.4	603
8.01 - 8.50	236	31,381,013	8.4	8.25	81.7	586
8.51 - 9.00	223	26,677,410	7.1	8.73	83.2	574
9.01 - 9.50	117	13,806,041	3.7	9.26	82.8	556
9.51 - 10.00	70	7,555,118	2.0	9.74	79.0	549
10.01 - 10.50	22	2,081,375	0.6	10.30	78.4	546
10.51 - 11.00	35	3,110,345	0.8	10.75	82.2	550
Total:	2,461	374,931,698	100.0	7.40	78.5	610

Current Rate		Total	%		WA
ARM	No of	Scheduled	Scheduled	WAC	OLTV	WA
(%)	Loans	Balance	Balance	%	%	FICO
4.76 - 5.00	1	258,000	0.1	4.76	71.7	659
5.01 - 5.50	26	4,954,854	1.6	5.39	78.0	651
5.51 - 6.00	88	16,758,960	5.4	5.86	74.9	638
6.01 - 6.50	179	33,742,831	10.9	6.30	77.8	630
6.51 - 7.00	370	65,223,365	21.0	6.79	77.9	621
7.01 - 7.50	354	59,598,524	19.2	7.28	79.7	617
7.51 - 8.00	367	56,115,068	18.1	7.77	81.2	602
8.01 - 8.50	192	26,950,687	8.7	8.25	82.1	583
8.51 - 9.00	182	22,774,062	7.3	8.72	83.3	571
9.01 - 9.50	95	11,474,594	3.7	9.27	82.8	551
9.51 - 10.00	60	6,886,448	2.2	9.74	79.5	549
10.01 - 10.50	22	2,081,375	0.7	10.30	78.4	546
10.51 - 11.00	35	3,110,345	1.0	10.75	82.2	550
Total:	1,971	309,929,113	100.0	7.42	79.7	607

Current Rate		Total	%		WA
Fixed	No of	Scheduled	Scheduled	WAC	OLTV	WA
(%)	Loans	Balance	Balance	%	%	FICO
5.48 - 5.50	1	104,885	0.2	5.48	55.3	759
5.51 - 6.00	10	1,652,152	2.5	5.86	55.4	679
6.01 - 6.50	56	9,173,419	14.1	6.35	69.2	655
6.51 - 7.00	129	19,141,041	29.4	6.79	69.5	641
7.01 - 7.50	88	12,169,997	18.7	7.27	72.0	625
7.51 - 8.00	89	11,427,301	17.6	7.78	76.6	609
8.01 - 8.50	44	4,430,325	6.8	8.22	79.2	601
8.51 - 9.00	41	3,903,348	6.0	8.77	82.4	594
9.01 - 9.50	22	2,331,447	3.6	9.22	82.9	579
9.51 - 9.99	10	668,670	1.0	9.73	73.7	556
Total:	490	65,002,585	100.0	7.30	72.7	627